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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 20, 2002

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                            BEACON POWER CORPORATION
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                -----------------
                 (State or other jurisdiction of incorporation)


                000-31973                          04-3372365
        --------------------------------------------------------------
        (Commission file number)   (IRS Employer Identification Number)


          234 Ballardvale Street, Wilmington, MA   01887-1032
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         (Address of principal executive offices)  (Zip Code)


        Registrant's telephone number, including area code: 978-694-9121
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Item 7. FINANCIAL STATEMENTS AND EXHIBITS.


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      EXHIBIT                       EXHIBIT TITLE
      -------                       --------------
Exhibit 99.1        Press Release dated March 20, 2002

Exhibit 99.2        Slides from presentation at CIBC World Markets Conference
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Item 9. REGULATION FD DISCLOSURE.

     On March 20, 2002, the Company announced that it would unveil its strategy at the CIBC Conference in New York to expand its product mix and enter the high power UPS Market.

     Pursuant to Form 8-K, General Instructions F, Beacon Power Corporation hereby incorporates by reference the press release attached hereto as
Exhibit 99.1.

     Pursuant to Form 8-K, General Instructions F, Beacon Power Corporation hereby incorporates by reference the slides from the presentation of the CIBC World Markets Conference attached hereto as Exhibit 99.2.

     The Company has received notification from Nasdaq that, because the closing price of the Company's common stock has been below $1.00 for 30 consecutive trading days, it will be delisted from the National Market System on June 11, 2002 unless it closes at $1.00 per share or more for a minimum of 10 consecutive trading days before then. If it is faced with having its stock delisted, the Company plans to apply to transfer its stock to the Nasdaq SmallCap Market. To qualify for this move, the Company will have to meet the requirements for continued inclusion in the SmallCap Market. The Company expects to satisfy all these requirements that are in its control. The minimum share price of $1.00 (which the SmallCap Market also requires) is not within the control of the Company, however, but the Company would have a grace period until at least September 9, 2002 in which to comply with this requirement.


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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, Beacon Power Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   BEACON POWER CORPORATION
                                   Registrant



                                   By:  /s/ F. William Capp
                                      ---------------------------------------
                                      F. William Capp
                                      President and Chief Executive Officer


Dated:    March 20, 2002



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